HomEq
Servicing
Assessment of Compliance with Applicable Servicing Criteria
1.
Barclays Capital Real Estate Inc. d/b/a HomEq Servicing ("HomEq") is responsible for assessing compliance with the servicing criteria applicable to it under Item 1122(d) of
Regulation AB of the Securities and Exchange Commission (the "Applicable Servicing
Criteria"), as of and for the year end December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which HomEq acted as servicer involving residential mortgage loans (other than transactions that closed prior to January 1, 2006 (the "Platform");
2.
HomEq has engaged a vendor (the "Vendor") to perform specific, limited or scripted activities, and HomEq elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendor's activities as set forth in Appendix A hereto. HomEq management has determined that this Vendor is not considered a "servicer" as defined in item 1101(j) of Regulation AB. Management has policies and procedures in place designed to provide reasonable assurance that the Vendor's activities comply in all material respects with the servicing criteria applicable to the Vendor;
3.
Except as set forth in paragraph 4 below, HomEq's management used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to HomEq based on the activities it performs, directly or through its
Vendor, with respect to the Platform;
5.
HomEq has not identified and is not aware of any instance of material noncompliance by the
Vendor with the Applicable Servicing Criteria for the Reporting Period with respect to the
Platform taken as a whole;
6.
HomEq has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendor with the Applicable Servicing Criteria for the Reporting
Period with respect to the Platform taken as a whole;
7.
HomEq has complied, in all material respects, with the Applicable Servicing Criteria, as of
December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole except as disclosed in paragraph 8;
8.
HomEq's assessment discloses that foreclosure was not initiated in accordance with the timeframes established by its servicing agreements and the servicing criteria set forth in
1122(d)(4)(vii) and therefore represents an instance of material noncompliance; and
9.
PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's compliance with the Applicable Servicing
Criteria as of December 31, 2007 and for the Reporting Period.
March 13, 2008
Barclays Capital Real Estate Inc. d/b/a HomEq Servicing
By:
/s/ Arthur Q. Lyon
Arthur Q. Lyon
Chief Executive Officer
HomEq Servicing Division
Barclays Capital Real Estate, Inc.
APPENDIX A
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA

Reference

Criteria
Performed
Directly
by
HomEq

Performed by
Vendor(s) for
which HomEq
is the
Responsible
Party

Performed by
subservicer (s)
or vendor(s)
for which
HomEq is NOT
the
Responsible
Party
NOT
performed by
HomEq or by
subservicer(s)
or vendor(s)
retained by
HomEq
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreements.
X
1
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such
servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain
a back-up servicer for the pool assets are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
throughout the reporting period in the amount of coverage
required by and otherwise in accordance with the terms of
the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts
no more than two business days following receipt, or such
other number of days specified in the transaction
agreements.
X
X
2
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an
obligor or to an investor are made only by authorized
personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections,
cash flows or distributions, and any interest or other fees
charged for such advances, are made, reviewed and
approved as specified in the transaction agreements.
X
1
This criteria is applicable in relation to the Company's own performance and other triggers and events of default in accordance with the transaction agreements and not applicable in relation to any performance or other triggers and events of default in accordance with the transaction agreements, which are monitored by entities other than the Company.
2
A vendor deposits certain funds from customer transactions to a lockbox clearing account.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
HomEq
Performed by
Vendor(s) for
which HomEq
is the
Responsible
Party
Performed by
subservicer
(s) or
vendor(s) for
which HomEq
is NOT the
Responsible
Party
NOT
performed by
HomEq or by
subservicer(s
)
or vendor(s)
retained by
HomEq
1122(d)(2)(iv)
The related accounts for the transaction, such as cash
reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction
agreements. For purposes of this criterion, "federally
insured depository institution" with respect to a foreign
financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities
Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent
unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all
asset-backed securities related bank accounts, including
custodial accounts and related bank clearing accounts.
These reconciliations are (A) mathematically accurate; (B)
prepared within 30 calendar days after the bank statement
cutoff date, or such other number of days specified in the
transaction agreements; (C) reviewed and approved by
someone other than the person who prepared the
reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90
calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the
transaction agreements; (B) provide information calculated
in accordance with the terms specified in the transaction
agreements; (C) are filed with the Commission as required
by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
X
3
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and other
terms set forth in the transaction agreements.
X
4
1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the Servicer's investor records, or such
other number of days specified in the transaction
agreements.
X
5
3
The Company provides monthly pool accounting reports to the appropriate party pursuant to the transaction agreements.
4
The Company remits amounts to the appropriate party pursuant to the transaction agreements.
5
Disbursements made to the appropriate party pursuant to the transaction agreements are posted within two business days to the Company's records, or such other number of days specified in the transaction agreements.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
HomEq
Performed by
Vendor(s) for
which HomEq
is the
Responsible
Party
Performed by
subservicer
(s) or
vendor(s) for
which HomEq
is NOT the
Responsible
Party
NOT
performed by
HomEq or by
subservicer(s
)
or vendor(s)
retained by
HomEq
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or
custodial bank statements.
X
6
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as
required by the transaction agreements or related mortgage
loan documents.
X
1122(d)(4)(ii)
Pool asset and related documents are safeguarded as
required by the transaction agreements
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool
are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
X
7
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are
posted to the Servicer's obligor records maintained no more
than two business days after receipt, or such other number
of days specified in the transaction agreements, and
allocated to principal, interest or other items (e.g., escrow)
in accordance with the related pool asset documents.
X
X
8
1122(d)(4)(v)
The Servicer's records regarding the pool assets agree with
the Servicer's records with respect to an obligor's unpaid
principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's
pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
accordance with the transaction agreements and related
pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted
and concluded in accordance with the timeframes or other
requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained
during the period a pool asset is delinquent in accordance
with the transaction agreements. Such records are
maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the
entity's activities in monitoring delinquent pool assets
including, for example, phone calls, letters and payment
rescheduling plans in cases where delinquency is deemed
X
6
The Company reconciles its records relating to disbursements made to the appropriate party pursuant to the transaction agreements.
7
HomEq only pursues removal of loans it has identified as violative of representations and warranties, coordinates removal of assets approved for repurchase and notifies the trustee and seller when repurchase requests are declined.
8
HomEq's Iockbox vendor receives certain obligor payments, deposits them to a clearing account and forwards deposit information to HomEq. HomEq transfers funds from the clearing account to the applicable custodial account for payment allocation in the servicing system.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
HomEq
Performed by
Vendor(s) for
which HomEq
is the
Responsible
Party
Performed by
subservicer
(s) or
vendor(s) for
which HomEq
is NOT the
Responsible
Party
NOT
performed by
HomEq or by
subservicer(s)
or vendor(s)
retained by
HomEq
temporary (e.g., illness or unemployment).
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool
assets with variable rates are computed based on the
related pool asset documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) such funds are analyzed, in
accordance with the obligor's pool asset documents, on at
least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid,
or credited, to obligors in accordance with applicable pool
asset documents and state laws; and (C) such funds are
returned to the obligor within 30 calendar days of full
repayment of the related pool assets, or such other number
of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
support has been received by the Servicer at least 30
calendar days prior to these dates, or such other number of
days specified in the transaction agreements.
X
9
1122(d)(4)(xii)
Any late payment penalties in connection with any payment
to be made on behalf of an obligor are paid from the
Servicer's funds and not charged to the obligor, unless the
late payment was due to the obligor's error or omission.
X
10
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted
within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in
the transaction agreements.
X
11
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the transaction
agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in
Item 1114(a)(1) through (3) or Item 1115 of Regulation AB,
is maintained as set forth in the transaction agreements.
X
9
HomEq's tax and insurance vendors make payments on behalf of an obligor.
10
HomEq's tax and insurance vendors assess whether late payment penalties are paid from HomEq's funds.
11
HomEq's tax and insurance vendors post disbursements on taxes and insurance to obligors' records.